Exhibit 99.1

Press Release

Release date: August 3, 2017

Uniti Group Inc. Reports Second Quarter 2017 Results

•	Revenues of $213.0 Million; Net Loss of $0.11 Per Diluted Common Share
•	AFFO Per Diluted Common Share of $0.60 For the Quarter
•	Completed Acquisitions of Southern Light and Hunt Telecommunications

LITTLE ROCK, Ark., August 3, 2017 (GLOBE NEWSWIRE) – Uniti Group Inc. ("Uniti" or the “Company”) (Nasdaq: UNIT) today announced its results for the second quarter of 2017.

“The acquisitions of Hunt and Southern Light strengthen Uniti Fiber’s standing as a leading provider of data transport services with a network encompassing over 30,000 route miles, 1.2 million fiber miles, and 3,000 route miles of dark fiber presently under construction.  Uniti Fiber now serves customers across the wireless, military, E-Rate, wholesale and enterprise sectors focusing on infrastructure solutions including fiber-to-the-tower, small cell networks, and dark fiber deployments.” commented Kenny Gunderman, President and Chief Executive Officer.

Mr. Gunderman continued, “Wireless carriers continue to densify their fiber networks, deploy new technologies and architectures, and accelerate small cell deployment initiatives.  Uniti is increasingly well positioned to capitalize on the substantial long-term investment required in critical communication infrastructure assets to support the rapid growth in data traffic.”

QUARTERLY RESULTS

Revenues for the second quarter of 2017 were $213.0 million.  Net loss and Adjusted EBITDA was $16.5 million and $179.6 million, respectively, for the same period.  Net loss attributable to common shares was $18.2 million, or $0.11 per diluted share, for the period, including a $2.1 million non-cash charge for a change in the fair value of contingent consideration related to the Tower Cloud acquisition and achievement of certain small cell deployment milestones.

Adjusted Funds From Operations (“AFFO”) attributable to common shares was $101.4 million, or $0.60 per diluted common share. Excluding the impact of pre-funding capital markets transactions related to our acquisitions of Southern Light, LLC (“Southern Light”) and Hunt Telecommunications, LLC (“Hunt”), AFFO per diluted common share was $0.66 for the quarter.

Uniti Fiber contributed $35.0 million of revenues and $12.6 million of Adjusted EBITDA for the second quarter of 2017.  Uniti Fiber’s net success based capital expenditures during the quarter were $25.0 million, principally deployed towards dark fiber builds in Georgia and Florida.  Maintenance capital expenditures were $1.4 million.

INVESTMENT TRANSACTIONS

The Company closed the acquisitions of Southern Light and Hunt on July 3, 2017 for aggregate initial consideration of approximately $762 million of cash and the issuance of 4.2 million operating partnership units.

LIQUIDITY AND FINANCING TRANSACTIONS

In April 2017, the Company completed two capital market transactions to pre-fund the Hunt and Southern Light acquisitions:

•

The Company issued 19.5 million shares of common stock at $26.50 per share in an underwritten public offering.  Net proceeds to the Company were approximately $500 million, after underwriter discounts and other transaction costs.

•

The Company issued $200 million principal amount of 7.125% Senior Secured Notes (“Notes”) due 2024 at an issue price of 100.500% of par.  Net proceeds to the Company, after underwriter discounts and transaction costs, were approximately $197 million.

During the second quarter, the Company amended its revolving credit agreement to increase the borrowing capacity to $750 million.

At quarter-end, the Company had approximately $934 million of unrestricted cash and cash equivalents, a portion of which was used to fund the Southern Light and Hunt acquisitions, and $515 million undrawn on its revolving credit agreement.  The Company’s leverage ratio at quarter end was 5.2x based on Net Debt to Annualized Adjusted EBITDA.

As previously reported, on August 2, 2017, the Company’s Board of Directors declared a quarterly cash dividend of $0.60 per common share, payable on October 13, 2017 to stockholders of record on September 29, 2017.

FULL YEAR 2017 OUTLOOK

The Company’s 2017 outlook reflects the consolidation of Hunt and Southern Light for the six-month period following the closing of these acquisitions on July 3, 2017.  We expect these transactions to contribute aggregate revenues and Adjusted EBITDA of approximately $64.0 million and $34.0 million, respectively, during such period.

Our current outlook excludes the impact of any other future acquisitions, capital market transactions, and transaction costs.  Furthermore, our outlook is subject to adjustment based on the finalization of purchase price allocations related to the acquisitions, and actual results could differ materially from these forward-looking statements.

The Company’s consolidated outlook for 2017 is as follows (in millions):

	Full Year 2017
Revenue	$913	to	$918
Adjusted EBITDA (1)	748	to	753
Interest expense (2)	306	to	306

Applicable to common shareholders:
Net loss	(35)	to	(29)
FFO (1)	337	to	342
AFFO (1)	424	to	430
Weighted-average common shares outstanding - diluted	169	to	169
________________________
(1)See “Non-GAAP Financial Measures” below.
(2)Includes amortization of deferred financing costs and debt discounts.

At the midpoint of its outlook, the Company expects full year 2017 net loss attributable to common shares to be approximately $(0.19) per diluted share and AFFO per diluted common share to be $2.53.  The following table provides a reconciliation of the Company’s outlook for AFFO before the impact of pre-funding transactions.

Full Year 2017 Midpoint Outlook
Current 2017 outlook – AFFO (1)	$2.53

Pre-funding capital market transactions (2)	0.07

Current 2017 outlook – AFFO before pre-funding transactions	2.60

________________________

(1)Includes $2.5 million of estimated post-closing cost savings related to the Hunt and Southern Light acquisitions.

(2)Represents the dilutive impact to AFFO per diluted common share from the effective date of the aforementioned pre-funding capital market transactions to the July 3, 2017 closing date of the Hunt and Southern Light acquisitions.

.

CONFERENCE CALL

Uniti will hold a conference call today to discuss this earnings release at 4:15 PM Eastern Time (3:15 PM Central Time).  The dial-in number for the conference call is (844) 513-7153 (or (508) 637-5603 for international callers) and the conference ID 37446966.  The conference call will be webcast live and can be accessed on the Company’s website at www.uniti.com.  A replay of the webcast will be available following the call on the Company’s website, beginning today at approximately 8:00 PM Eastern Time and will remain available for 14 days.

ABOUT UNITI

Uniti, an internally managed real estate investment trust, is engaged in the acquisition and construction of mission critical communications infrastructure, and is a leading provider of wireless infrastructure solutions for the communications industry.  As of July 3, 2017, Uniti owns 4.8 million fiber strand miles, 631 wireless towers, and other communications real estate throughout the United States and Mexico. Additional information about Uniti can be found on its website at www.uniti.com.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release and today’s conference call may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended from time to time. Those forward-looking statements include all statements that are not historical statements of fact, including, without limitation, those regarding our business strategies, growth prospects, industry trends, sales opportunities, operating and financial performance, 2017 financial results and the anticipated benefits of the Hunt and Southern Light transactions.

Words such as "anticipate(s)," "expect(s)," "intend(s)," “estimate(s),” “foresee(s),” "plan(s)," "believe(s)," "may," "will," "would," "could," "should," "seek(s)" and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. These statements are based on management's current expectations and beliefs and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although we believe that the assumptions underlying the forward-looking statements are reasonable, we can give no assurance that our expectations will be attained. Factors which could materially alter our expectations include, but are not limited to, the ability and willingness of our customers to meet and/or perform their obligations under any contractual arrangements entered into with us; the ability and willingness of our customers to renew their leases with us upon their expiration, and the ability to reposition our properties on the same or better terms in the event of nonrenewal or in the event we replace an existing tenant; our ability to renew, extend or obtain contracts with significant customers (including customers of the businesses we acquire); the availability of and our ability to identify suitable acquisition opportunities and our ability to acquire and lease the respective properties on favorable terms; the risk that we fail to fully realize the potential benefits of acquisitions or have difficulty integrating acquired companies; our ability to generate sufficient cash flows to service our outstanding indebtedness; our ability to access debt and equity capital markets; the impact on our business or the business of our customers as a result of credit rating downgrades and fluctuating interest rates; our ability to retain our key management personnel; our ability to qualify or maintain our status as a real estate investment trust (“REIT”); changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs; covenants in our debt agreements that may limit our operational flexibility; other risks inherent in the communications industry and in the ownership of communications distribution systems, including potential liability relating to environmental matters and illiquidity of real estate investments; and additional factors described in our reports filed with the SEC.

Uniti expressly disclaims any obligation to release publicly any updates or revisions to any of the forward-looking statements set forth in this press release and today’s conference call to reflect any change in its expectations or any change in events, conditions or circumstances on which any statement is based.

NON-GAAP PRESENTATION

This release and today’s conference call contain certain supplemental measures of performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”).  Such measures should not be considered as alternatives to GAAP.  Further information with respect to and reconciliations of such measures to the nearest GAAP measure can be found herein.

Uniti Group Inc.

Consolidated Balance Sheets

(In thousands, except per share data)

	June 30, 2017	December 31, 2016
Assets:
Property, plant and equipment, net	$2,689,500	$2,670,037
Cash and cash equivalents	934,096	171,754
Accounts receivable, net	12,737	15,281
Goodwill	262,086	262,334
Intangible assets, net	211,155	160,584
Straight-line revenue receivable	37,728	29,088
Other assets	13,859	9,674
Total Assets	$4,161,161	$3,318,752

Liabilities, Convertible Preferred Stock and Shareholders’ Deficit
Liabilities:
Accounts payable, accrued expenses and other liabilities	$68,222	$40,977
Accrued interest payable	28,037	27,812
Deferred revenue	371,707	261,404
Derivative liability	12,231	6,102
Dividends payable	106,709	94,607
Deferred income taxes	46,405	28,394
Capital lease obligations	54,770	54,535
Contingent consideration	92,833	98,600
Notes and other debt, net	4,439,245	4,028,214
Total Liabilities	5,220,159	4,640,645

Commitments and contingencies

Convertible preferred stock, Series A, $0.0001 par value, 88 shares authorized, issued and outstanding, $87,500 liquidation value	82,041	80,552

Shareholder’s Deficit:
Preferred stock, $ 0.0001 par value, 50,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $ 0.0001 par value, 500,000 shares authorized, issued and outstanding: 174,813 shares at June 30, 2017 and 155,139 at December 31, 2016	17	15
Additional paid-in capital	641,810	141,092
Accumulated other comprehensive loss	(7,500)	(6,369)
Distributions in excess of accumulated earnings	(1,775,366)	(1,537,183)
Total shareholders’ deficit	(1,141,039)	(1,402,445)
Total Liabilities, Convertible Preferred Stock and Shareholders’ Deficit	$4,161,161	$3,318,752

Uniti Group Inc.

Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenues:
Leasing	$170,914	$168,966	$341,220	$337,579
Fiber Infrastructure	34,983	13,776	69,795	13,776
Towers	2,455	84	3,883	112
Consumer CLEC	4,661	5,747	9,588	11,781
Total revenues	213,013	188,573	424,486	363,248

Costs and expenses:
Interest expense	75,086	68,036	148,451	134,085
Depreciation and amortization	102,599	92,385	203,960	178,725
General and administrative expense	13,503	8,239	27,481	13,428
Operating expense (exclusive of depreciation and amortization)	21,961	9,911	44,086	14,618
Transaction related costs	14,017	11,210	23,701	15,120
Other expenses	2,232	-	13,571	-
Total costs and expenses	229,398	189,781	461,250	355,976

(Loss) income before income taxes	(16,385)	(1,208)	(36,764)	7,272
Income tax expense (benefit)	75	327	(304)	771
Net (loss) income	(16,460)	(1,535)	(36,460)	6,501
Participating securities’ share in earnings	(381)	(402)	(768)	(757)
Dividends declared on convertible preferred stock	(656)	(438)	(1,312)	(438)
Amortization of discount on convertible preferred stock	(745)	(496)	(1,490)	(496)
Net (loss) income applicable to common shareholders	$(18,242)	$(2,871)	$(40,030)	$4,810

(Loss) earnings per common share:
Basic	$(0.11)	$(0.02)	$(0.25)	$0.03
Diluted	$(0.11)	$(0.02)	$(0.25)	$0.03

Weighted average number of common shares outstanding:
Basic	169,655	150,913	162,460	150,416
Diluted	169,655	150,913	162,460	150,661

Dividends declared per common share	$0.60	$0.60	$1.20	$1.20

Uniti Group Inc.

Consolidated Statements of Cash Flows

(In thousands)

	Six Months Ended June 30,
	2017	2016
Cash flow from operating activities:
Net (loss) income	$(36,460)	$6,501
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	203,960	178,725
Amortization of deferred financing costs	5,075	3,681
Amortization of debt discount	5,906	3,926
Deferred income taxes	(1,607)	(599)
Straight-line revenues	(7,248)	(8,627)
Stock based compensation	3,653	2,147
Other	590	(6)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	4,468	485
Other assets	(2,671)	(2,104)
Change in fair value of contingent consideration	13,024	-
Accounts payable, accrued expenses and other liabilities	7,712	(318)
Net cash provided by operating activities	196,402	183,811

Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	248	(316,133)
Acquisition of ground lease investments	(9,355)	(5,693)
NMS asset acquisitions	(67,924)	-
Capital expenditures - other	(46,234)	(3,759)
Net cash used in investing activities	(123,265)	(325,585)

Cash flows from financing activities:
Principal payment on debt	(10,540)	(11,394)
Dividends paid	(188,347)	(180,694)
Payments of contingent consideration	(18,791)	-
Proceeds from issuance of Notes	201,000	148,875
Borrowings under revolving credit facility	360,000	321,000
Payments under revolving credit facility	(125,000)	(278,936)
Capital lease payments	(1,345)	(469)
Deferred financing costs	(25,411)	(2,998)
Common stock issuance, net of costs	498,977	54,836
Net share settlement	(1,694)	(2,055)
Net cash provided by financing activities	688,849	48,165

Effect of exchange rate changes on cash and cash equivalents	356	(76)
Net increase (decrease) in cash and cash equivalents	762,342	(93,685)
Cash and cash equivalents at beginning of period	171,754	142,498
Cash and cash equivalents at end of period	$934,096	$48,813

Non-cash investing and financing activities:
Property and equipment acquired but not yet paid	$2,892	$1,188
Tenant capital improvements	113,785	70,603
Acquisition of businesses through non-cash consideration	-	102,881

Uniti Group Inc.

Reconciliation of Net Income to FFO and AFFO

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net (loss) income applicable to common shareholders	$(18,242)	$(2,871)	$(40,030)	$4,810
Real estate depreciation and amortization	92,181	87,331	183,195	172,832
Participating securities’ share in earnings	381	402	768	757
Participating securities’ share in FFO	(381)	(402)	(768)	(770)
FFO applicable to common shareholders	73,939	84,460	143,165	177,629
Transaction related costs	14,017	11,210	23,701	15,120
Change in fair value of contingent consideration	2,114	-	13,024	-
Amortization of deferred financing costs	2,588	1,863	5,075	3,681
Amortization of debt discount	3,128	1,980	5,906	3,926
Stock based compensation	2,021	1,217	3,653	2,147
Non-real estate depreciation and amortization	10,418	5,054	20,765	5,893
Straight-line revenues	(3,619)	(4,305)	(7,248)	(8,627)
Maintenance capital expenditures	(1,442)	(680)	(1,978)	(680)
Amortization of discount on convertible preferred stock	745	496	1,490	496
Other non-cash (revenue) expense, net	(2,467)	(1,692)	(5,795)	(2,509)
Adjusted FFO applicable to common shareholders	$101,442	$99,603	$201,758	$197,076

Per diluted common share:
EPS	$(0.11)	$(0.02)	$(0.25)	$0.03
FFO	$0.44	$0.56	$0.88	$1.18
AFFO	$0.60	$0.66	$1.24	$1.31

Weighted average common shares used to calculate basic (loss) earnings per common share	169,655	150,913	162,460	150,416
Effect of dilutive non-participating securities	121	283	153	245
Weighted average common shares used to calculate diluted FFO and AFFO per common share	169,776	151,196	162,613	150,661

Uniti Group Inc.

Reconciliation of EBITDA and Adjusted EBITDA

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net (loss) income	$(16,460)	$(1,535)	$(36,460)	$6,501
Depreciation and amortization	102,599	92,385	203,960	178,725
Interest expense	75,086	68,036	148,451	134,085
Income tax expense (benefit)	75	327	(304)	771
EBITDA	161,300	159,213	315,647	320,082
Stock based compensation	2,021	1,217	3,653	2,147
Transaction related costs	14,017	11,210	23,701	15,120
Other expenses	2,232	-	13,571	-
Adjusted EBITDA	$179,570	$171,640	$356,572	$337,349

Adjusted EBITDA:
Leasing	$170,528	$168,629	$340,588	$336,837
Fiber Infrastructure	12,618	5,500	24,185	5,500
Towers	(242)	(297)	(977)	(599)
Consumer CLEC	1,323	1,330	2,489	2,662
Corporate	(4,657)	(3,522)	(9,713)	(7,051)
	$179,570	$171,640	$356,572	$337,349

Annualized Adjusted EBITDA (1)	$718,280

As of June 30, 2017:
Total Debt (2)	$4,647,197
Cash and cash equivalents	934,096
Net Debt	$3,713,101

Total Debt/Annualized Adjusted EBITDA	6.5x

Net Debt/Annualized Adjusted EBITDA	5.2x

(1)

Calculated as Adjusted EBITDA for the most recently reported three-month period, multiplied by four.  Annualized Adjusted EBITDA has not been prepared on a pro forma basis in accordance with Article 11 of Regulation S-X.

(2)	Includes $54.8 million of capital leases, but excludes $153.2 million of unamortized discounts and deferred financing costs.

Uniti Group Inc.

Projected Future Results (1)

(In millions)

Year Ended December 31, 2017
Net loss applicable to common shareholders	($35) to ($29)
Noncontrolling interest share in earnings	0
Participating securities’ share in earnings	1
Dividends declared on convertible preferred stock	3
Amortization of discount on convertible preferred stock	3
Net Loss (2)	($28) to ($22)
Interest expense	306
Depreciation and amortization	426
Income tax benefit	(2)
EBITDA (2)	$703 to $708
Stock based compensation	8
Transaction related cost	24
Other expenses	13
Adjusted EBITDA (2)	$748 to $753

(1)

The foregoing projections reflect management’s outlook after the impacts of the recent acquisitions of Hunt and Southern Light.  Final purchase price allocations, future acquisitions, capital market transactions, changes in market conditions, and other factors are excluded from our projections.  These ranges represent management’s best estimates based on the underlying assumptions as of the date of this press release.  There can be no assurance that our actual results will not differ materially from the estimates set forth above.

(2)	The components of projected future results may not add due to rounding.

Uniti Group Inc.

Projected Future Results (1)

(Per Diluted Share)

Year Ended December 31, 2017
Net loss applicable to common shareholders	($0.21) to ($0.17)
Real estate depreciation and amortization	2.22
Participating securities share in earnings	0.01
Participating securities share in FFO	(0.01)
Adjustments for noncontrolling interests	(0.03)
FFO applicable to common shareholders (2)	$1.99 to $2.02
Transaction related costs	0.14
Amortization of deferred financing costs and debt discount	0.14
Stock based compensation	0.05
Non-real estate depreciation and amortization	0.30
Change in fair value of contingent consideration	0.08
Straight-line revenues	(0.09)
Maintenance capital expenditures	(0.04)
Amortization of discount on convertible preferred stock	0.02
Other non-cash revenue, net	(0.07)
Adjustments for noncontrolling interests	(0.00)
AFFO applicable to common shareholders (2)	$2.51 to $2.55

(1)

The foregoing projections reflect management’s outlook after the impacts of the recent acquisitions of Hunt and Southern Light.  Final purchase price allocations, future acquisitions, capital market transactions, changes in market conditions, and other factors are excluded from our projections.  These ranges represent management’s best estimates based on the underlying assumptions as of the date of this press release.  There can be no assurance that our actual results will not differ materially from the estimates set forth above.

(2)	The components of projected future results may not add to FFO and AFFO applicable to common shareholders due to rounding.

Components of Interest Expense (1)

(In millions)

Year Ended December 31, 2017
Interest expense on debt obligations	$283
Amortization of deferred financing cost and debt discounts	23
Interest expense (2)	$306

(1)

The foregoing projections reflect management’s outlook after the impacts of the recent acquisitions of Hunt and Southern Light.  Final purchase price allocations, future acquisitions, capital market transactions, changes in market conditions, and other factors are excluded from our projections.  These ranges represent management’s best estimates based on the underlying assumptions as of the date of this press release.  There can be no assurance that our actual results will not differ materially from the estimates set forth above.

(2)	The components of interest expense may not add to the total due to rounding.

NON-GAAP FINANCIAL MEASURES

We refer to EBITDA, Adjusted EBITDA, Funds From Operations (“FFO”) as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and Adjusted Funds From Operations (“AFFO”) in our analysis of our results of operations, which are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). While we believe that net income, as defined by GAAP, is the most appropriate earnings measure, we also believe that EBITDA, Adjusted EBITDA, FFO and AFFO are important non-GAAP supplemental measures of operating performance for a REIT.

We define “EBITDA” as net income, as defined by GAAP, before interest expense, provision for income taxes and depreciation and amortization. We define “Adjusted EBITDA” as EBITDA before stock-based compensation expense and the impact, which may be recurring in nature, of transaction and integration related costs, collectively “Transaction Related Costs”, the write off of unamortized deferred financing costs, costs incurred as a result of the early repayment of debt, changes in the fair value of contingent consideration and financial instruments, and other similar items. We believe EBITDA and Adjusted EBITDA are important supplemental measures to net income because they provide additional information to evaluate our operating performance on an unleveraged basis. In addition, Adjusted EBITDA is calculated similar to defined terms in our material debt agreements used to determine compliance with specific financial covenants.  Since EBITDA and Adjusted EBITDA are not measures calculated in accordance with GAAP, they should not be considered as alternatives to net income determined in accordance with GAAP.

Because the historical cost accounting convention used for real estate assets requires the recognition of depreciation expense except on land, such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a REIT that use historical cost accounting for depreciation could be less informative. Thus, NAREIT created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP. FFO is defined by NAREIT as net income applicable to common shareholders computed in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization and impairment charges. We compute FFO in accordance with NAREIT’s definition.

The Company defines AFFO, as FFO excluding (i) transaction and integration costs; (ii) certain non-cash revenues and expenses such as stock-based compensation expense, amortization of debt and equity discounts, amortization of deferred financing costs, depreciation and amortization of non-real estate assets, straight line revenues, and the amortization of other non-cash revenues to the extent that cash has not been received, such as revenue associated with the amortization of tenant capital improvements; (iii) the impact, which may be recurring in nature, of the write-off of unamortized deferred financing fees, additional costs incurred as a result of early repayment of debt, changes in the fair value of contingent consideration and financial instruments and similar items less maintenance capital expenditures. We believe that the use of FFO and AFFO, and their respective per share amounts, combined with the required GAAP presentations, improves the understanding of operating results of REITs among investors and analysts, and makes comparisons of operating results among such companies more meaningful. We consider FFO and AFFO to be useful measures for reviewing comparative operating performance. In particular, we believe AFFO, by excluding certain revenue and expense items, can help investors compare our operating performance between periods and to other REITs on a consistent basis without having to account for differences caused by unanticipated items and events, such as transaction and integration related costs. The Company uses FFO and AFFO, and their respective per share amounts, only as performance measures, and FFO and AFFO do not purport to be indicative of cash available to fund our future cash requirements. While FFO and AFFO are relevant and widely used measures of operating performance of REITs, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating our liquidity or operating performance.

Further, our computations of EBITDA, Adjusted EBITDA, FFO and AFFO may not be comparable to that reported by other REITs or companies that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define EBITDA, Adjusted EBITDA and AFFO differently than we do.

INVESTOR AND MEDIA CONTACTS:

Mark A. Wallace, 501-850-0866

Executive Vice President, Chief Financial Officer & Treasurer

mark.wallace@uniti.com

Jim Volk, 501-850-0872

Vice President, Finance & Investor Relations

jim.volk@uniti.com